Exhibit 10.1

独家购买权协议

Exclusive Option Agreement

本独家购买权协议 （以下简称“本协议”）由以下双方于        年  月    日在中华人民共和国（以下简称“中国”）南京签订:

The Exclusive Option Agreement (hereinafter referred to as "the Agreement") is signed by the following two parties in Nanjing, the People's Republic of China (hereinafter referred to as "China") on          ,           :

甲方：

Party A:

南京奥萨科技发展有限公司（以下简称“FIE”），一家依照中国法律设立和存在的外商投资企业，统一社会信用代码为91320100MA20XFGW5Q，法定代表人为凌涛，住所为南京市栖霞区科创路1号2幢101室；

Nanjing AoSA Technology Development Co., Ltd. ("FIE"), a foreign-invested enterprise established and existing in accordance with the laws of China, with its unified social credit code being 91320100MA20XFGW5Q, its legal representative being Ling Tao, registered at Room 101, Building 2, No. 1, Kechuang Road, Qixia District, Nanjing City;

乙方：

Party B:

姓名：

Name:

居民身份证号码：

ID card No.:

住址：                                                    。

Address:                                                    .

本协议中，甲方、乙方单称为“一方”，合称为“双方”。

In the Agreement, Party A and Party B are individually referred to as "one party" and collectively as "both parties".

鉴于：

Whereas:

1. 乙方为江苏奥斯汀光电科技股份有限公司（以下简称“江奥光电”或“公司”）的股东，依法持有江奥光电          股股份，占总股本的      %；

1. Party B is a shareholder of Jiangsu Austin Optronics Technology Co., Ltd. (hereinafter referred to as "Jiangsu Austin Optronics" or "the Company") , holding___________ shares，accounting for        % of the total share of Jiangsu Austin Optronics in accordance with the law;

2. 乙方同意不可撤销地授予FIE一项独家购买权，即FIE有权在符合中国相关法律及本协议规定的条件下随时购买（i）乙方持有的江奥光电全部或部分股权，及/或（ii）促使、配合FIE购买江奥光电拥有的全部或部分资产和业务。

2. Party B agrees to （i） irrevocably grant FIE an Exclusive Right of Purchase to purchase all or part of the shares of Jiangsu Austin Optronics held by Party B, and / or （ii）cause FIE to purchase and assist FIE in purchasing all or part of the assets and business owned by Jiangsu Austin Optronics, at any time and subject to the relevant laws of China and the provisions of the Agreement.

现双方协商一致，达成如下协议：

Now, both parties reach the following agreement through consultation:

1. 独家购买权之授予和行使

1. The grant and exercise of the Exclusive Right of Purchase

1.1授予权利

1.1 The grant of the right

自本协议签署之日，乙方不可撤销地授予FIE独家的购买权（以下简称“独家购买权”）。FIE可以根据该独家购买权在符合本协议第1.3条规定的条件下随时购买（i）乙方持有的全部或部分江奥光电股份，及/或（ii）促使、配合FIE购买公司拥有的全部或部分资产和业务。该独家购买权可以由FIE或由其指定的符合相关法律规定的资格条件的其他主体（以下简称“指定人”）行使。本条（i）项下购买公司股份之选择权与（ii）项下促使、配合FIE购买公司资产和业务之选择权并非互相排斥，如FIE认为适宜，其可同时行使该等独家购买权，受让公司股份的同时收购公司资产和业务。本协议项下之“股份”系指乙方因其缴付对公司的出资并具有公司的股东资格而享有的中国法律和公司章程所赋予的所有股东权利，包括但不限于对于公司的资产收益权、重大决策权和选择管理者等权利。本协议项下之“资产”指公司不时拥有或控制的、与公司经营的业务有关的资产和负债，包括流动资产、长期投资、固定资产、无 形资产及其他资产，亦包括公司的分公司、办事处不时拥有或控制的资产。本协议项下之“业务”系指公司不时经营的全部业务。本款及本协议所规定的“人”指个人、公司、合营企业、合伙、企业、信托或非公司组织等。

As of the date of the Agreement, Party B shall（i）irrevocably grant FIE the Exclusive Right of Purchase (hereinafter referred to as the "the Exclusive Right of Purchase") to purchase all or part of the shares of Jiangsu Austin Optronics held by Party B, and / or （ii）cause FIE to purchase and assist FIE in purchasing all or part of the assets and business owned by the Company, in accordance with the Exclusive Right of Purchase and subject to the provisions of Article 1.3 of the Agreement. The Exclusive Right of Purchase may be exercised by FIE or any other entity designated by FIE (hereinafter referred to as "the Designee") that meet the qualification conditions stipulated by relevant laws. The option to purchase the Company's shares under (i) of this article and the option to cause FIE to purchase and assist FIE in purchasing the Company's assets and business under (ii) are not mutually exclusive. If FIE deems it appropriate, it may exercise the above options under the Exclusive Right of Purchase at the same time, i.e., to accept the transfer of the Company's shares and acquire the Company's assets and business at the same time. "Shares" under the Agreement refer to all shareholders' rights granted by Chinese laws and the Articles of Association and enjoyed by Party B because it has paid its contribution to the Company and it has the shareholder qualification of the Company, including but not limited to the right to income from the assets, the right to make major decisions and the right to select the managers of the Company. "Assets" under the Agreement refer to the assets and liabilities owned or controlled by the Company from time to time and related to the business operated by the Company, including current assets, long-term investment, fixed assets, intangible assets and other assets, as well as the assets owned or controlled by the Company's branches and offices from time to time. "Business" under the Agreement refers to all the business operated by the company from time to time. The term "person" in the article and the Agreement refers to an individual, company, joint venture, partnership, enterprise, trust or non-company organization, etc.

1.2 本协议项下约定的期权是FIE的单方选择权，并不代表FIE有义务或承诺收购公司股权及/或公司资产和业务。

1.2 The options agreed under the Agreement are the unilateral options of FIE, and do not mean that FIE has the obligation or commitment to acquire the Company's shares and / or the Company's assets and business.

1.3 独家购买权的行使以下述条件得以满足为前提：FIE在执行其独家购买权时，其所指定的受让公司股份及/或资产和业务的受让方（无论为FIE本身或其指定人）均应符合中国相关法律。

1.3 The exercise of the Exclusive Right of Purchase is subject to the following conditions: when FIE exercises its exclusive right of purchase, the transferee appointed by it of the shares and / or assets and business of the Company (whether FIE itself or its Designee) shall comply with the relevant laws of China.

1.4 在中国法律允许FIE或者其指定人持有公司所有股份或者所有资产和业务时，FIE有权就全部公司股份或所有资产和业务行使独家购买权，在中国法律仅允许FIE或者其指定人持有公司一部分股份或者一部分资产和业务时（以下简称“法律限制”），FIE 有权就当时的中国法律允许的最高比例的公司股份或者当时的中国法律允许的最大范围的公司资产和业务行使独家购买权。在后一种情况下，FIE有权随着法律限制的逐步放开多次行使独家购买权，并最终在法律限制完全取消时对全部公司股份或者全部资产和业务行使独家购买权。

1.4 If FIE or its Designee is permitted by Chinese laws to hold all shares or all assets and business of the Company, FIE shall have the right to exercise the Exclusive Right of Purchase to all shares or all assets and business of the Company, and if FIE or its Designee is only allowed by Chinese laws to hold part of shares or part of assets and business of the Company (hereinafter referred to as "Legal Restrictions"), FIE shall have the right to exercise the Exclusive Right of Purchase to the largest proportion of the Company's shares permitted by the Chinese laws at that time or the largest scope of the Company's assets and business permitted by the Chinese laws at that time. In the latter case, FIE shall have the right to repeatedly exercise the Exclusive Right of Purchase with the gradual release of Legal Restrictions, and finally exercise the Exclusive Right of Purchase to all shares or all assets and business of the Company when the Legal Restrictions are completely cancelled.

1.5 行使步骤

1.5 Steps of exercise

1.5.1 FIE行使股份购买权时，应向乙方或公司发出书面通知（以下简称“行权通知”）。行权通知应载明其将按照本协议之约定行使独家购买权的意图、购买公司股份及/或资产和业务的数量。FIE可以多次行使该独家购买权，以分期的方式购买公司股权及/或资产和业务。

1.5.1 FIE shall send a written notice (hereinafter referred to as "Exercise Notice") to Party B or the Company when exercising the share purchase right. The Exercise Notice shall state its intention to exercise the Exclusive Right of Purchase in accordance with the Agreement, and the quantity of shares and /or the assets and business of the Company to be purchased. FIE may repeatedly exercise the Exclusive Right of Purchase to the Company's shares and / or assets and business by stages.

1.5.2 尽管有1.5.1之规定，如果当乙方丧失民事主体资格或出现死亡、出现精神疾病、或其民事行为能力出现其它形式的丧失或限制情况（以以下简称为“触发事件”），独家购买权应被视为在触发事件出现后自动被行使，而无需FIE向乙方发出任何通知。

1.5.2 Notwithstanding the provisions of 1.5.1, in the event of Party B's loss of civil entity qualification or death, mental illness, or other forms of loss or restriction of its civil capacity (hereinafter referred to as "Triggering Event"), the Exclusive Right of Purchase shall be deemed to be automatically exercised after the occurrence of the Triggering Event, without any notice from FIE to Party B.

1.5.3 在收到行权通知之日起或者触发事件发生之日起三十（30）日内，乙方或公司（视情形而定）应与FIE（或其指定人）签署与行权通知所载数量一致的股份及/或资产和业务转让合同和实施转让的其他必要文件。

1.5.3 Within thirty (30) days from the date of receiving the Exercise Notice or the occurrence of the Triggering Event, Party B or the Company (as the case may be) shall sign with FIE (or its Designee) a contract for the transfer of shares and / or assets and business and other necessary documents for the implementation of the transfer in accordance with the quantity specified in the Exercise Notice.

1.5.4乙方承诺，在FIE或其指定人的行使独家购买权的通知发出之后或者触发事件发生之日起三十（30）日或双方同意的其他时段内，乙方应无条件地立即协助FIE或其指定人开始办理公司股份及/或资产和业务转让所有必要的政府审批、许可、登记、备案等手续，包括但不限于工商登记变更 记手续、产权过户、知识产权变更登记、业务人员交接、业务合同转让及清理等相关手续，并于成交日进行相关业务经营所需的所有文件和资料的交接。FIE有权要求公司或公司子公司的董事或高级管理人员中的一名或多名立即辞任，并有权提名或委任FIE认可的人士担任上述职位；公司和乙方承诺应当促使上述董事或高级管理人员辞职，并及时配合完成与上述辞职和任命有关的一切程序，包括但不限于通过相关股东大会决议、董事会决议以及完成在政府部门的备案手续等。

1.5.4 Party B undertakes that after the notice for FIE or its Designee to exercise the Exclusive Right of Purchase is given or within thirty (30) days from the date of Triggering Event or in any other period agreed by both parties, Party B shall assist FIE or its Designee unconditionally and immediately to handle all necessary government approval, permission, registration, filing and other procedures for the transfer of shares and / or assets and business of the Company, including but not limited to the procedures of industrial and commercial registration change, property right transfer, intellectual property change registration, business personnel handover, business contract transfer and clearing, etc., and the handover of all documents and data required for relevant business operation on the transaction date. FIE shall have the right to require one or more directors or senior managers of the Company or its subsidiaries to resign immediately, and shall have the right to nominate or appoint persons recognized by FIE to hold the above positions. The Company and Party B shall undertake to cause the aforesaid directors or senior managers to resign, and shall cooperate in completing all procedures related to the aforesaid resignation and appointment in a timely manner, including but not limited to adopting the relevant resolutions of shareholder meeting and the relevant resolutions of the board of directors and completing the filing procedures in the government departments.

1.5.5 如FIE决定行使独家购买权购买转让资产和业务，乙方承诺,在FIE 受让公司的全部或者部分资产和业务并运营该等资产和业务后，公司及其附属公司不得再以任何方式从事与该等被转让的业务或者被转让资产所涉及的业务相同或类似的业务及/或将来对FIE及/或其指定人所从事的业务构成竞争关系的业务。

1.5.5 If FIE decides to exercise the exclusive right to purchase the transferred assets and business, Party B undertakes to, after FIE accepts the transfer of all or part of the assets and business of the Company and operates such assets and business, the Company and its subsidiaries shall not engage in any business in any way identical or similar to the transferred business or the business involved in the transferred assets that will compete with the business of FIE and / or its Designee in the future.

2. 行权价格

2. Exercise price

2.1 除非相关法律要求评估外，被购买的公司股份或资产和业务的买价（以下简称“转让价格”）为以下两者中较高者：（i）人民币壹（1）元，或（ii）中国相关法律允许的最低价格。如FIE选择购买部分股份及/或资产和业务，则价格应根据拟收购股份及/或资产和业务占公司全部股份及/或资产和业务的比例作相应调整。

2.1 Unless otherwise required by relevant laws, the purchase price of the shares or assets and business of the Company to be purchased (hereinafter referred to as "Transfer Price") shall be the higher of (i) RMB one (1) yuan, or (ii) the lowest price allowed by relevant laws of China. If FIE chooses to purchase part of the shares and / or assets and business, the exercise price shall be adjusted according to the proportion of the shares and / or assets and business to be purchased in the total shares and / or assets and business of the Company.

3. 声明和保证

3. Representations and warranties

3.1 乙方特此向甲方声明和保证如下：

3.1 Party B hereby represents and warrants to Party A as follows:

3.1.1 其具有签订和交付本协议和其为一方的、根据本协议为每一次转让被购买股份/资产/业务而签订的任何转让合同（各称为“转让合同”）并履行其在本协议和任何转让合同项下的义务的权力和能力。乙方同意在甲方行使购买权时，乙方将签署与本协议条款一致的转让合同。本协议和其是一方的各转让合同一旦签署后，构成或将对其构成合法、有效及具有约束力的义务并可按照其条款对其强制执行；

3.1.1 It has the power and ability to enter into and deliver the Agreement and any transfer contract to which it is a party and which is signed for each transfer of the purchased shares / assets / business (each referred to as "the transfer contract") and to perform its obligations under the Agreement and any transfer contract. Party B agrees that when Party A exercises the purchase right, Party B will sign a transfer contract consistent with the terms of the Agreement, and the Agreement and each transfer contract to which it is a party, once signed, constitute or will constitute a legal, valid and binding obligation to it and may be enforced in accordance with its terms;

3.1.2 其为签订本协议已经通过了所有必要的内部程序，并取得了所有必要的内部与外部的授权和批准；

3.1.2 It has passed all necessary internal procedures and obtained all necessary internal and external authorization and approval for signing the Agreement;

3.1.3 无论是本协议或任何转让合同的签署和交付还是其在本协议或任何转让合同项下的义务的履行均不会：（i）导致违反任何有关的中国法律；（ii）与公司章程或其他组织文件相抵触；（iii）导致违反其是一方或对其有约束力的任何合同或文件，或构成其是一方或对其有约束力的任何合同或文件项下的违约；（iv）导致违反有关向任何一方颁发的任何许可或批准的授予和/或继续有效的任何条件；或 （v）导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件；

3.1.3 Neither the execution and delivery of the Agreement or any transfer contract nor the performance of its obligations under the Agreement or any transfer contract will: (i) result in a violation of any relevant Chinese law; (ii) conflict with the Articles of Association or other organizational documents; (iii) result in a violation of any contract or document to which it is a party or by which it is bound, or constitute any breach under any contract or document to which it is a party or by which it is bound; (iv) result in a violation of any condition related to the grant and / or continuation of any license or approval granted to any party; or (v) result in the suspension or revocation of or addition of any condition to any license or approval granted to any party;

3.1.4 公司对其所有资产拥有良好和可出售的所有权，公司在上述资产上没有设置任何担保权益；

3.1.4 The Company has good and marketable ownership to all its assets, and the Company has not set up security interest in the above assets;

3.1.5 目前没有悬而未决的或构成威胁的与乙方所持公司股份、公司资产有关的或与公司有关的诉讼、仲裁或行政程序。

3.1.5 There are no pending or threatening litigation, arbitration or administrative procedures related to the Company's shares and assets held by Party B or related to the company.

3.2 乙方向FIE作出如下进一步陈述和保证如下：

3.2 Party B further represents and warrants to FIE as follows:

3.2.1 在本协议签署日，乙方合法拥有公司的全部股份，并对该股份拥有完全、有效的处分权。公司的注册资本已全部缴足；

3.2.1 On the signing date of the Agreement, Party B legally owns all shares of the Company, and has full and effective disposal right for such shares. The registered capital of the Company has been fully paid;

3.2.2 除根据双方另行签订的《股份质押协议》所设定的质权及FIE书面同意的其他权利外，乙方所拥有的公司的股份上未设置任何抵押、质押、担保或其他第三者权益，并免受第三者追索，且任何第三方均无权根据任何购股权、换股权、优先认股权或其他协议要求分配、发行、销售、转让或转换公司及其附属公司的任何股份。

3.2.2 Except for the pledge rights set out in the Share Pledge Agreement signed by both parties and other rights agreed by FIE in writing, no mortgage, pledge, guarantee or any other third-party right or interest has been set up in any share of the Company owned by Party B, which is free from the recourse of any third party, and no third party shall have the right to require to distribute, issue, sell, transfer or convert any shares of the Company and its subsidiaries according to any equity purchase, equity exchange, stock option or other agreements.

4. 乙方承诺

4. The commitment of Party B

4.1 本协议有效期内，除非本协议另有约定或FIE书面同意，乙方承诺不得共同或单独从事如下行为：

4.1 During the effective period of the Agreement, unless otherwise agreed in the Agreement or agreed by FIE in writing, Party B undertakes not to jointly or independently engage in the following acts:

4.1.1 将其持有的公司股份转让予任何第三方，或设置任何抵押、质押或其他形式的担保；

4.1.1 Transfer its shares of the Company to any third party, or set up any mortgage, pledge or other form of security in the shares;

4.1.2 以任何形式补充、更改或修改公司或其附属子公司的章程文件，且该等补充、更改或修改将实质性影响公司或其子公司资产、业务、责任、运营、股权及其它合法权利；

4.1.2 Make any supplement, change or modification to the Articles of Association of the Company or its subsidiaries in any form, which will materially affect the assets, business, responsibility, operation, equity and other legal rights of the Company or its subsidiaries;

4.1.3 增加或减少公司或公司的任何附属子公司的注册资本，或者以任何形式改变公司或公司的任何子公司的股本结构；

4.1.3 Increase or decrease the registered capital of the Company or any subsidiary of the Company, or change the share capital structure of the Company or any subsidiary of the Company in any form;

4.1.4 促使公司或其附属子公司达成或作出第4.4条项下的任何事宜；

4.1.4 Cause the Company or its subsidiary to accomplish or do any matter under Clause 4.4;

4.1.5 委任或者更换公司或公司的任何附属子公司的任何董事、执行董事或者董事会成员（如有）、监事或者任何高级管理人员；

4.1.5 Appoint or replace any director, executive director or board member (if any), supervisor or any senior manager of the Company or any subsidiary of the Company;

4.1.6 促使公司或公司的任何附属子公司宣派或分配任何利润或股息；

4.1.6 Cause the Company or any subsidiary of the Company to declare or distribute any profits or dividends;

4.1.7 向公司借取任何形式的款项，以任何形式从公司获得任何资本金或其他形式的资本返还；以及

4.1.7 Borrow money of any form from the Company and obtain any capital or any other form of capital return from the Company in any form; and

4.1.8 作出任何可能负面影响公司及其子公司资产、商誉或业务的任何行为或疏忽。

4.1.8 Commit any act or omission that may adversely affect the assets, goodwill or business of the Company and its subsidiaries.

4.2 本协议有效期内，除非本协议另有约定或FIE书面同意，乙方承诺：

4.2 During the effective period of the Agreement, unless otherwise agreed in the Agreement or agreed by FIE in writing, Party B undertakes:

4.2.1 乙方应当立即通知FIE任何性质的已被提起的、被威胁提起的或可能发生的针对或可能潜在影响其持有的公司股权的诉讼、仲裁、 法律程序或权利主张，并采取一切行动及作出所有抗辩以维持其就公司股份拥有的所有权；以及

4.2.1 Party B shall immediately notify FIE of any litigation, arbitration, legal proceedings or claims of any nature that have been filed, threatened or may occur against or may potentially affect the Company's shares it holds, and take all actions and make all defenses to maintain its ownership to the Company's shares; and

4.2.2 为实现本协议所述的股份向FIE或其指定人的转让，及时通过有关股东大会决议或董事会决议及签署或采取FIE要求签署或采取的其他文件或行动（包括但不限于签署书面文件同意并豁免就其他公司股东向 FIE或其指定人转让独家购买权所享有的优先购买权（如有））。

4.2.2 In order to realize the transfer of the shares mentioned in the Agreement to FIE or its Designee, timely adopt relevant resolutions of shareholders' meeting or board of directors and sign or adopt other documents or actions required to be signed or adopted by FIE (including but not limited to signing written documents to accept and waive the preemptive right it enjoys when other shareholders of the Company transfer the Exclusive Right of Purchase to FIE or its Designee.

4.3 本协议有效期内，除非本协议另有约定或FIE书面同意，乙方将分别并共同促使公司及其附属子公司：

4.3 During the effective period of the Agreement, unless otherwise agreed in the Agreement or agreed in writing by FIE, Party B shall, respectively and jointly, cause the company and its subsidiaries to:

4.3.1 合法有效地拥有并使用其全部资产，经营的业务将符合所有适用的中国法律、法规、行政规章及其他规定，并且不会因违反任何上述规定以致对经营的业务或资产构成重大不利影响；

4.3.1 Legally and effectively own and use all its assets, and the business to be operated will comply with all applicable Chinese laws, statutes, administrative rules and other regulations, and will not have a material adverse impact on the business or assets to be operated due to violation of any of the above regulations;

4.3.2 按照良好的财务和商业标准及惯例保持其存续，合法审慎地及有效地经营其业务和处理事务，尽其最大努力确保其持续持有其营运所需的各项许可证、执照和批文等，并且确保此类许可证、执照和批文等不被取消；

4.3.2 Maintain its existence in accordance with good financial and commercial standards and practices, operate its business and handle affairs legally, prudently and effectively, make its best efforts to ensure that it continues to hold all permits, licenses and approvals required for its operation, and ensure that such permits, licenses and approvals are not cancelled;

4.3.3 向FIE提供FIE要求的关于公司及其附属子公司的业务经营和财务状况的全部信息和资料；

4.3.3 Provide FIE with all information and materials required by FIE on the business operation and financial status of the Company and its subsidiaries;

4.3.4 除正常损耗外，保持其有形资产处于良好的工作运行状态；

4.3.4 Keep its tangible assets in good working condition except for normal loss;

4.3.5不得在诉讼、仲裁或其他法律程序中自行和解或放弃、变更其请求或其他权利；

4.3.5 Refrain from entering into any reconciliation of its own accord or waiving or changing its request or any other right in litigation, arbitration or other legal proceedings;

4.3.6 保持现有的组织结构、高级管理人员不变，继续维持其与客户的关系，以保证股份及/或资产与业务交割后其商誉和经营不受到重大不利影响；

4.3.6 Keep the existing organizational structure and senior management unchanged, and continue to maintain its relationship with customers, so as to ensure that its goodwill and operation will not be adversely affected after delivery of shares and / or assets and business;

4.3.7 不在正常经营范围外向任何人提供贷款或其他形式的借贷；

4.3.7 Refrain from providing loans or other forms of loans to anyone beyond its normal business scope;

4.3.8 不得与任何第三方合并或组成任何联营，不得收购任何第三方的资产或业务，或对任何第三方进行投资，或向任何第三方转让其资产、业务或其它权利；

4.3.8 Refrain from merging or forming any association with any third party, or acquiring the assets or business of any third party, or investing in any third party, or transferring its assets, business or any other right to any third party;

4.3.9 及时将有关对其造成或可能造成重大不利变化或导致对本协议条款的违反的任何事件、事实、条件、变化或其他情况书面通知FIE，包括已发生的或被威胁提起的有关公司或其附属子公司的股份/股权、资产、业务或收入的任何诉讼、仲裁或其他法律程序;

4.3.9 Promptly notify FIE in writing of any event, fact, condition, change or other circumstance that causes or is likely to cause material adverse change or breach of the terms of the Agreement, including any litigation, arbitration or other legal proceedings that have occurred or are threatened against the Company or its subsidiary's shares / equity, assets, business or income;

4.3.10 为实现本协议所述的独家购买权股份及/或资产和业务向FIE或其指定人的转让，及时通过有关股东大会决议或董事会决议及签署或采取FIE要求签署或采取的其他文件或行动；以及

4.3.10 Timely adopt relevant resolutions of shareholders' meeting or board of directors and sign or adopt other documents or actions required by FIE, so as to realize the transfer of the exclusive right to purchase shares and / or assets and business to FIE or its Designee as mentioned in the Agreement,

4.3.11 如FIE依本协议之条件行使独家购买权，应以最大努力尽快取得完成转让所必需的所有政府批文和其它同意（如适用）。

4.3.11 If FIE exercises the Exclusive Right of Purchase in accordance with the terms of the Agreement, it shall use its best efforts to obtain all necessary government approvals and other consents (if applicable) to complete the transfer as soon as possible.

4.4 本协议有效期内，除非本协议另有约定或FIE书面同意，乙方将分别并共同促使公司不得且应确保其附属子公司不得从事如下行为或通过相关决议：

4.4 During the effective period of the Agreement, unless otherwise agreed in the Agreement or agreed by FIE in writing, Party B will respectively and jointly cause the Company not to and shall ensure that its subsidiary companies shall not engage in the following acts or adopt relevant resolutions:

4.4.1 补充、修订或变更经营范围或者章程，增加或者减少注册资本，或者以任何形式改变股本结构；

4.4.1 Supplement, amend or change the business scope or Articles of Association, increase or reduce the registered capital, or change the share capital structure in any form;

4.4.2 出售、转让、抵押或以其他方式处置任何资产、业务或收入的合法或受益权益，或允许在其上设置任何其他担保权益（正常或日常业务过程中产生的或已向FIE披露并得到FIE书面同意的除外）；

4.4.2 Sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any asset, business or income, or give consent to setting up any other security interest therein (other than those arising in the normal or daily business process or disclosed to and approved by FIE in writing);

4.4.3 达成将实质性影响其资产、业务、责任、运营、股份/股权及其它合法权利的交易（正常或日常业务过程中产生的或已向FIE披露并得到FIE书面同意的除外），或对其相关业务经营进行重大或对公司不利的调整或变更，或进行任何不利于公司及/或FIE的交易；

4.4.3 Enter into a transaction that will substantially affect its assets, business, responsibilities, operations, shares / equity and other legitimate rights (except those arising from normal or daily business process or disclosed to FIE and approved by FIE in writing), or make a significant adjustment or change to its relevant business operation or make any adjustment or change that is not conducive to the Company, or engage in any transaction that is not conducive to the company and / or FIE;

4.4.4 以任何形式派发股息；

4.4.4 Pay dividends in any form;

4.4.5 签订、终止、或从事单项交易额超过人民币伍佰万（5,000,000）元或多项交易总额超过人民币壹仟万（10,000,000）元的合同、开支或投资，但经FIE批准的除外；

4.4.5 Sign, terminate or engage in contracts, expenditures or investments with a single transaction amount of more than RMB five million (5,000,000) yuan or a number of transactions with a total transaction amount of more than RMB ten million (10,000,000) yuan, except those approved by FIE;

4.4.6 在正常经营范围外，举借或承担单项交易额超过人民币壹仟万 （10,000,000）元的贷款（包括银行贷款）、举债或责任，但经FIE批准的除外；

4.4.6 Borrow or undertake loans (including bank loans), debts or liabilities with a single transaction amount of more than RMB 10 million (10,000,000) beyond its normal business scope, except those approved by FIE;

4.4.7 清算、解散或者申请破产；以及

4.4.7 Liquidate or dissolve itself or apply for its bankruptcy; and

4.4.8 在正常经营范围外，向任何第三方提供担保、保证、抵押、质押或其他任何形式的担保权益，但经FIE批准的除外。

4.4.8 Provide guarantee, warranty, mortgage, pledge or any other form of security interest to any third party beyond its normal business scope, except approved by FIE.

5. 特别约定

5. Special provisions

双方进一步同意：

Both parties further agree that:

5.1 乙方（在本条中称为“委托人”）应在本协议签署时另行分别签署符合本条规定的授权委托书，授权FIE或FIE指定的人士（在本条中称为“受托人”）作为其本人唯一的排他的代理人全权代表其本人行使所有股东权利（在本条中称为“受托权利”），包括但不限于：

5.1) Party B (referred to in this article as the "trustor") shall separately sign the power of attorney in accordance with the provisions of this article when signing the Agreement, authorizing FIE or the person designated by FIE (referred to in this article as the "trustee") as its sole exclusive agent to fully exercise all shareholders' rights on behalf of itself (referred to in this article as the "trustee rights"), including but not limited to:

5.1.1 参加公司的股东大会及通过公司任何股东大会议案；

5.1.1 Participate in the company's general meeting of shareholders and adopt any motion at the Company's general meeting of shareholders;

5.1.2 提议召开临时股东大会；

5.1.2 Propose to hold an extraordinary general meeting of shareholders;

5.1.3行使按照法律和公司章程规定本人所享有的全部股东权利，包括但不限于出售或转让或质押或以其他方式处置本人所持江奥光电股份的全部或任何一部分；

5.1.3 Exercise all the shareholders' rights that it enjoys in accordance with the laws and the Articles of Association of the Company, including but not limited to selling or transferring or pledging or otherwise disposing all or any part of the shares of Jiangsu Austin Optronics held by it;

5.1.4作为本人的授权代表指定和任命公司的法定代表人、董事、监事、总经理以及其他高级管理人员等；

5.1.4 Designate and appoint the legal representative, director, supervisor, general manager and other senior managers of the Company as its authorized representative;

5.1.5签立文件、会议记录及向有关公司注册处提交任何文件；

5.1.5 Sign documents and minutes of meetings and submit any documents to the place of the registration of the Company;

5.1.6 根据本协议的约定代表其本人签署公司股份向FIE或其指定人进行转让所需要的任何及所有法律文件，如期履行本人作为合同一方与本协议同日签署的《股份质押合同》及本协议。

5.1.6 Sign any and all legal documents necessary for the transfer of the Company's shares to FIE or its Designee on its behalf according to the provisions of the Agreement, and duly perform the Agreement and the Share Pledge Contract signed by it as a party to the Contract on the same day of the Agreement.

该授权委托书应当交付FIE，而FIE可以在任何需要的时候要求乙方分别签署多份授权委托书。

The power of attorney shall be delivered to FIE, and FIE may require Party B to sign a number of powers of attorney when necessary.

5.2 委托人特此认可在根据本协议条款行使受托权利时，受托人采取的任何和所有行动对委托人均具有约束力，且委托人特此认可受托人在行使受托权利之前无需征求委托人意见。非经FIE书面同意，委托人不得以任何形式或在任何情况下行使受托权利。

5.2 The trustor hereby acknowledges that any and all actions taken by the trustee shall be binding on the trustor in the exercise of the trustee rights in accordance with the terms of the Agreement, and the trustor hereby acknowledges that the trustee does not need to consult the trustor before exercising the trustee rights. The trustor shall not exercise the trustee rights in any form or under any circumstances without the written consent of FIE.

5.3 受托人有转委托权，其可以将受托权利再委托给其他人或单位，且此等委托不必事先通知委托人或获得委托人的同意。

5.3 The trustee shall have the right of sub-trust, and can re-trust its trustee right to other persons or institutions without prior notice or consent of the trustor.

5.4 委托人应向受托人提供受托人在行使受托权利中需要的所有协助，包括但不限于签署股东大会决议或者应政府部门不时要求必需或适当的其他法律文件。

5.4 The trustor shall provide the trustee with all the assistance needed by the trustee in the exercise of the trustee rights, including but not limited to signing resolutions of the general meeting of shareholders or other necessary or appropriate legal documents requested by government departments from time to time.

5.5 非经FIE书面同意，委托人不得收回其向受托人作出的委托和授权。在任何情况下，当且仅当委托人收到FIE发出的撤换受托人的书面通知之时，委托人应立即收回向受托人作出的委托和授权，并应指定由FIE批准的其他人选行使受托权利。

5.5 Without the written consent of FIE, the trustor shall not withdraw that trust and authorization that it has granted to the trustee. In any case, when and only when the trustor receives the written notice of replacing the trustee from FIE, the trustor shall immediately withdraw the trust and authorization it has granted to the trustee, and shall designate any other person approved by FIE to exercise the trustee rights.

5.6 为行使受托权利之目的，受托人有权了解公司的运营、业务、客户、财务及员工等各种信息，查阅公司相关资料，公司应予以充分配合；且公司应当在任何通知或其他通讯发往委托人的同时向受托人提供此等通知或通讯的副本。

5.6 For the purpose of exercising the trustee rights, the trustee shall have the right to know all kinds of information about the Company's operation, business, customers, finance and employees, and consult the company for relevant information, and the Company shall give full cooperation; and the Company shall provide the trustee with a copy of any notice or other communication while sending the said notice or communication to the trustor.

5.7 受托人应谨慎勤勉地根据上述授权范围依法行使受托权利，并使委托人免受因授权委托而可能产生的损失（但因委托人的故意或重大过失而遭受的损失除外），否则应依法对委托人和公司承担相应责任。此承诺在本协议有效期内不 可撤销。

5.7 The trustee shall exercise the trustee rights in accordance with the above scope of authorization in a prudent and diligent manner, and protect the trustor from possible losses caused by the authorization (except for the losses caused by the intention or gross negligence of the trustor), otherwise, it shall assume corresponding liabilities to the trustor and the Company in accordance with the law. This commitment shall remain irrevocable during the effective period of the Agreement.

5.8 乙方在此确认，若FIE决定行使独家购买权，而公司及/或公司股东由于任何原因未将公司股份及/或资产和业务按照本协议的规定转让给FIE或其指定人，则上述受托人有权代表乙方履行或通过所有公司股份及/或资产和业务合法转让给FIE或其指定人所须的一切手续、决议和事项。

5.8. Party B hereby confirms that if FIE decides to exercise the Exclusive Right of Purchase and the Company and / or its shareholders fail to transfer the company's shares and / or assets and business to FIE or its Designee for any reason, then the Trustee shall have the right to perform or go through all necessary procedures, resolutions and matters for the legal transfer of the Company's shares and / or assets and business to FIE or its Designee on behalf of Party B.

5.9 乙方应当促使公司向受托人赔偿或使其免受由于根据本协议行使受托权利所造成或者可能造成的任何损害或损失，包括但不限于由于任何第三方发起或提起的诉讼、仲裁或请求，或由任何政府机关进行的任何行政调查或处罚或制裁所造成 的任何损害或损失。但是，公司无需向受托人赔偿由于受托人故意或者重大过失所造成的损害或遭受的损失。

5.9 Party B shall cause the Company to indemnify or hold the trustee harmless from any damage or loss caused or possibly caused by the exercise of the trustee's rights under the Agreement, including but not limited to any damage or loss caused by any lawsuit, arbitration or request initiated or filed by any third party, or any administrative investigation or punishment or sanction conducted by any governmental authority. However, the Company needn't compensate the trustee for the damages or losses caused by the trustee's intention or gross negligence.

5.10 在本协议期限内的任何时候，本协议下的受托权利和受托权利的行使由于除委托人或公司违反本协议之外的任何原因成为非法或者无执行力时，双方应当立即寻求并采取其他安排；如果必要或适当，签署一份或多份修订或补充本协议条款的修订或补充协议，以最终实现本协议的目的。

5.10. At any time during the term of the Agreement, when the trustee's rights under the Agreement and the exercise of the trustee's rights become illegal or unenforceable for any reason other than the breach of the Agreement by the trustee or the Company, both parties shall immediately seek and take other arrangements, and if necessary or appropriate, sign one or more amendment or supplement agreements to amend or supplement the terms of the Agreement to finally achieve the purpose of the Agreement.

6. 税款、费用

6. Taxes and expenses

6.1 每一方应各自承担根据中国法律因准备和签署本协议和各转让合同以及完成本协议和各转让合同拟定的交易而由该方发生的或对其征收的任何和全部的转让和注册的税、费及其他必要费用。

6.1 Either party shall bear any and all taxes, fees and other necessary expenses incurred by or imposed on it in connection with the preparation and signing of the Agreement and each transfer contract and the completion of the transactions contemplated by the Agreement and each transfer contract in accordance with the laws of the People's Republic of China.

7. 保密责任

7. Confidentiality liability

7.1 双方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：（1）公众人士知悉或将会知悉的任何信息 （惟并非由接受保密信息之一方擅自向公众披露）；（2）根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或（3）由任何一方就本协议所述交易而需向其股东、投资者、法律或财务顾问披露之信息，而该股东、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。

7.1 Both parties acknowledge and confirm that any oral or written information related to the Agreement, the contents of the Agreement, and the exchange between them for the preparation or performance of the Agreement shall be regarded as confidential information. Both parties shall keep all such confidential information strictly confidential, and shall not disclose any confidential information to any third party without the written consent of the other party, except for the following information: (1) any information known or to be known by the public (but not disclosed to the public by the party receiving the confidential information without authorization); (2) any information required to be disclosed in accordance with applicable laws and regulations, stock exchange rules, or orders of government departments or courts; or (3) any information required to be disclosed by either party to its shareholders, investors, legal or financial advisers in respect of the transactions described in the Agreement, and such shareholders, legal or financial advisers shall also abide by the confidentiality obligations similar to those under the article. The divulgence of any secrets by either party's staff or employing shall be deemed as the party's divulgence of secrets, and the party shall be liable for breach of contract in accordance with the Agreement. This article shall survive the termination of the Agreement for any reason.

8. 违约责任

8. Liability for breach of contract

8.1 本协议任何一方（以以下简称“违约方”）违反本协议的任何一项约定，或未履行或未及其或未完全履行本协议的任何一项义务、承诺及保证，即构成本协议项下的违约（以以下简称“违约”）。本协议下其他非违约方（“守约方”）有权书面通知违约方在守约方规定的期限内补正或采取有效补救措施。如违约方在守约方书面通知的期限内仍未能补正或未采取有效补救措施的，守约方有权自行决定选择以下补救手段：

8.1 If either party to the Agreement (hereinafter referred to as "the breaching party") violates any provision of the Agreement, or fails to perform or fails to timely or fully perform any of its obligation, commitment and guarantee under the Agreement, this shall constitute the party's breach of the Agreement (hereinafter referred to as "the breach"). The other party to the Agreement (the "non-breaching party") shall have the right to notify the breaching party in writing to rectify or take effective remedial measures within the period specified by the non-breaching party. If the breaching party fails to make rectification or take effective remedial measures within the period set forth in the non-breaching party's written notice, the non-breaching party shall have the right to choose the following remedial measures at its own discretion:

（a）要求违约方赔偿其因违约而受到的全部损失；或

(a) Require the breaching party to compensate for all the losses caused by its breach; or

（b）要求强制履行违约方在本协议项下的义务，并要求违约方赔偿其因违约而受到的全部损失。

(b) Compel the breaching party to perform its obligations under the Agreement, and require the breaching party to compensate for all losses caused by its breach.

8.2 尽管有8.1条的规定，双方同意并确认，在任何情况下乙方或公司不得 以任何理由要求终止本协议。

8.2 Notwithstanding the provisions of Article 8.1, both parties agree and confirm that in no case shall Party B or the Company require to terminate the Agreement for any reason.

8.3 即使本协议有任何其他规定，本第八条的有效性不受本协议中止或终止的影响。

8.3 Notwithstanding any other provision of the Agreement, the validity of this Article 8 shall not be affected by the suspension or termination of the Agreement.

9. 适用法律和争议的解决

9. Applicable laws and dispute resolution

9.1 本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

9.1 The conclusion, validity, interpretation, performance, modification and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by Chinese law.

9.2 因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。协商不成，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，按照申请仲裁时该会现行有效的仲裁规则进行仲裁。仲裁裁决是终局的，对双方均有约束力。

9.2 Any dispute arising from the interpretation and performance of this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding on both parties.

9.3 因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

9.3 If any dispute arises from the interpretation and performance of the Agreement or any dispute is being arbitrated, except for the matters in dispute, both parties shall continue to exercise their other rights and perform their other obligations under the Agreement.

10. 通知

10. Notice

10.1 本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、商业快递服务、传真或双方认可的其他方式发到该方下列地址。该等通知视为有效送达的日期按如下方式确定：

10.1 All notices and other communications required by or sent under the Agreement shall be delivered by hand, registered mail, commercial express service, fax or other means approved by both parties to the following address of such party. The date on which such notice is deemed to have been validly served shall be determined as follows:

10.1.1 通知如果是以专人递送、快递服务或挂号邮寄发出的，则以于设定为通知的地址在接收或拒收之日为有效送达日。

10.1.1 If the notice is sent by hand delivery, express service or registered mail, the date of its effective delivery shall be the date of receipt or rejection at the address set for the notice.

10.1.2 通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

10.1.2 If the notice is sent by fax, the date of its effective delivery shall be the date of its successful transmission (the automatically generated transmission confirmation information shall be taken as evidence).

10.2 为通知的目的，双方地址如下:

10.2 For the purpose of notice, the addresses of both parties are as follows:

甲方：

Party A:

地址：南京市栖霞区科创路1号2幢101室

Address: Room 101, Building 2, No.1 Kechuang Road, Qixia District, Nanjing City

收件人：袁博

Attention: Yuan Bo

电话：025-58595234

Tel: 025-58595234

乙方：

Party B:

地址：

Address:

电话：

Tel:

10.3 任何一方可按本条规定随时给对方发出通知来改变其接收通知的地址。

10.3 Either party may, at any time in accordance with this article, give notice to the other party to change its address for receiving the notice.

11. 其他

11. Miscellaneous

11.1 乙方及乙方促使公司认可并同意，经FIE授权的董事有权依据授权，代表 FIE采取本协议下的任何行动，包括但不限于代表FIE签署或执行一切相关文件及行使FIE在本协议下的权利。

11.1 Party B acknowledges and agrees and Party B causes the Company to acknowledge and agree that the director authorized by FIE has the right to take any action under the Agreement on behalf of FIE according to the authorization, including but not limited to signing or executing all relevant documents on behalf of FIE and exercising the rights of FIE under the Agreement.

11.2 本协议自双方签署之日起生效，至FIE根据本协议的约定行使其独家购买权而获得公司全部股份及/或资产和业务后终止。

11.2 The Agreement shall come into force on the date of signing by both parties and shall terminate upon FIE's exercise of its exclusive right to purchase all shares and / or assets and business of the Company in accordance with the Agreement.

11.3 FIE可提前三十（30）天给予乙方书面通知而解除本协议。乙方不得单方面解除本协议。

11.3 FIE may rescind the Agreement by giving Party B thirty (30) days prior written notice. Party B shall not unilaterally rescind the Agreement.

11.4 双方可以书面协议方式对本协议作出修改和补充，经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

11.4 Both parties can modify and supplement the Agreement in writing. The modification agreement and supplement agreement signed by both parties are part of the Agreement and have the same legal effect as the Agreement.

11.5 如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余约定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方期望的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与无效、不合法或不能强制执行的规定所产生的经济效果相似。

11.5 If any one or more provisions of the Agreement are found to be invalid, illegal or unenforceable in any respect in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any respect. Both parties shall negotiate in good faith to replace those invalid, illegal or unenforceable provisions with provisions that are effective to the maximum extent permitted by laws and expected by both parties, and the economic effect of such effective provisions shall be similar to that of invalid, illegal or unenforceable provisions as far as possible.

11.6本协议对双方各自的继任者和双方所允许的受让方应具有约束力并对其有利。

11.6 The Agreement shall be binding upon and inure to the benefit of the respective successors and the assigns permitted by both parties.

11.7 如根据任何适用的法律法规或上市规则关于拟上市公司股份首次公开发行及上市（“IPO”）或任何采用可变利益实体（VIE）架构的公司股份的首次公开发行及上市的要求、或任何证券交易所、政府或其他监管机构关于该等IPO提出的或认为恰当的要求（“IPO要求”），如果因此FIE提出要求，乙方及乙方促使公司同意并承诺（a）采取所有该等行动（包括但不限于修改本协议、其他控制协议，任何有关本协议而签署或送达的授权、文件、通知等以及签署额外的文件）以符合或满足（如适用）该等IPO要求，并（b）在FIE提出要求后的合理期限内（最迟不迟于FIE提出要求起的30日内）采取前述（a）款所述的所有行动。

11.7. In accordance with the requirements for the initial public offering and listing of shares of the company to be listed ("IPO") or the initial public offering and listing of shares of the company adopting the VIE (variable interest entity) structure in any applicable laws and regulations or listing rules, or the requirements made or deemed appropriate by any stock exchange, government or other regulatory authority in respect of such IPO ("IPO requirements") , if so requested by FIE, Party B shall agree and undertake and Party B shall cause the Company to agree and undertake (a) to take all such actions (including but not limited to amending the Agreement, other control agreements, any authorization, document, notice, etc. signed or delivered in connection with the Agreement and signing additional documents) to meet or satisfy (if applicable) such IPO requirements, and (b) to take all actions mentioned in above (a) within a reasonable period after the request of FIE (within 30 days from FIE's request).

11.8 本协议以中文和英文书就，中英文版本如有冲突，应以中文版为准。

11.8 The Agreement shall be written in Chinese and English. In case of any conflict between the Chinese and English versions, the Chinese version shall prevail.

11.9 本协议一式四份，双方方各持两份，具有同等效力。

11.9 The agreement is made in quadruplicate, two copies for Party A and two copies for Party B, with the same effect.

【以下无正文】

[No text below]

【本页无正文，为《独家购买权协议》签署页】

[There is no text on this page, which is the signature page of the Agreement on the Exclusive Right of Purchase]

甲方：

Party A:

南京奥萨科技发展有限公司（盖章）

Nanjing Aosa Technology Development Co., Ltd. (seal)

法定代表人/授权代表（签字）：

Legal representative / authorized representative (signature)

乙方：

Party B:

签字：

Signature